                                                                      EXHIBIT 99

                              [MAX & ERMA'S LOGO]
                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229

FOR IMMEDIATE RELEASE

Max & Erma's Restaurants, Inc.    For Further Information Contact:
NASDAQ:  MAXE                     William C. Niegsch, Jr.
                                  Exec.Vice President & Chief Financial Officer
                                  (614) 431-5800
December 15, 2005                 www.maxandermas.com

                     MAX & ERMA'S RESTAURANTS, INC. REPORTS
                               FISCAL 2005 RESULTS

FOURTH QUARTER AND YEAR-END HIGHLIGHTS:

-     2005 REVENUES HIT A RECORD $183.7 MILLION.

-     TAX CREDITS CONTRIBUTE TO REDUCED FOURTH QUARTER LOSS.

-     THREE COMPANY-OWNED AND THREE FRANCHISED RESTAURANTS OPEN IN 2005.

-     ONE TO TWO COMPANY-OWNED AND FIVE FRANCHISED RESTAURANTS PLANNED FOR 2006.

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

                                     12 Weeks  13 Weeks  52 Weeks  53 Weeks
                                        Ended     Ended     Ended     Ended
                                     10/30/05  10/31/04  10/30/05  10/31/04
                                     --------  --------  --------  --------
                           Revenues  $ 40,597  $ 45,565  $183,705  $182,959
            Operating Income (Loss)  $   (162) $   (129) $   (140) $  3,134
         Income (Loss) Before Taxes  $   (785) $   (697) $ (2,610) $    960
              Income Taxes (Credit)  $   (705) $   (477) $ (1,295) $   (137)
                  Net Income (Loss)  $    (80) $   (220) $ (1,315) $  1,097
Net Income (Loss) per Diluted Share  $  (0.03) $  (0.09) $  (0.52) $   0.42
         Diluted Shares Outstanding     2,547     2,473     2,537     2,584

COLUMBUS, OHIO, DECEMBER 15, 2005 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported fourth quarter and fiscal 2005 year-end results.

Revenues for 2005 increased 0.4% to a record $183.7 million from $183.0 million for 2004. The Company reported a net loss of $1,315,000 or $(0.52) per diluted share for 2005 as compared to net income of $1,097,000 or $0.42 per diluted share for 2004.

For the fourth quarter of 2005, the Company reported that revenues declined 11% from $45.6 million for the fourth quarter of 2004 to $40.6 million for the fourth quarter of 2005. The Company reported a net loss of $80,000 or $(0.03) per diluted share for the fourth quarter of 2005 as compared to a net loss of $220,000 or $(0.09) per diluted share for the fourth quarter of 2004.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's noted that fiscal 2004 and the fourth quarter of fiscal 2004 consisted of one extra week, which accounted for approximately $3.5 million of revenue. Exclusive of that extra week, revenues increased approximately 2.4% for the entire year and declined 3.5% during the fourth quarter. Mr. Barnum said the increase for the year was a result of three new restaurants opened during 2005, five openings during 2004, and an 11% increase in franchise fees and royalties, all of which offset the closing of two restaurants during the third quarter of 2005 and a 3.2% decline in same-store sales for the year. Mr. Barnum added that the decline in revenues from the fourth quarter of 2004 to the fourth quarter of 2005 was due to a 6.7% decline in same-store sales and the closing of the two restaurants earlier in 2005, the effect of which was partially offset by the opening of three restaurants during 2005.

Mr. Barnum went on to say that the decline in same-store sales for both the quarter and year-to-date periods was a result of intense competition in the casual dining segment combined with a sluggish mid-western economy where most of the Company's restaurants are located. He added that high gasoline and utility prices have also taken a toll on our customer's discretionary spending.

Mr. Barnum said that although soft same-store sales took a toll on restaurant margins, he is pleased with the improvement in cost of sales, as reductions in some commodity prices, cost savings measures, and modest price increases all worked to lower cost of sales. He said we also saw payroll and benefits drop as payroll cost stabilized and benefits expense dropped due to reduced worker's compensation expense. However, he said that other operating expenses, which to a great extent are fixed, rose significantly as a percentage of revenue in the second half of 2005 due to the decline in same-store sales.

Mr. Barnum said he is pleased with the Company's new restaurants. Restaurants opened in 2005 reported average weekly sales 30% above chain average. Mr. Barnum announced that six to seven restaurants will open in 2006, one to two Company owned and five franchise locations.

Max & Erma's currently owns and operates 79 casual dining full-service restaurants under the Max & Erma's name in Akron, Columbus, Cleveland, Cincinnati, Toledo, Dayton, and Niles, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Crestview Hills, Lexington, and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk and Virginia Beach, Virginia. The Company also franchises 23 restaurants in Chillicothe, Cincinnati, Cleveland, Columbus, Dayton, Sandusky and Wilmington, Ohio, the Ohio Turnpike, St. Louis, Missouri, Green Bay, Wisconsin, Philadelphia, Pennsylvania; Richmond, Virginia; Huntington, West Virginia, and the State of Indiana. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing restaurants, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs, changes in the cost of food items, the ability to obtain the services of qualified personnel at acceptable wages, an other risks of the restaurant business. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.

                         - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    October 30,     October 31,
                                                      2005              2004
                                                   ------------    -------------
                 ASSETS
Current Assets:
Cash                                               $  2,910,889    $  2,187,529
Inventories                                           1,401,368       1,377,366
Other Current Assets                                  2,387,896       2,865,251
                                                   ------------    ------------
Total Current Assets                                  6,700,153       6,430,146

Property - At Cost                                  104,292,729      98,070,311
Less Accumulated Depreciation and Amortization       48,686,165      42,720,109
                                                   ------------    ------------
Property - Net                                       55,606,564      55,350,202

Other Assets                                         11,550,568      9,326,737
                                                   ------------    ------------
Total                                              $ 73,857,285    $ 71,107,085
                                                   ============    ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations        $  4,227,282    $  4,160,314
Accounts Payable                                      5,589,058       5,334,219
Accrued Payroll and Related Taxes                     2,718,540       1,914,099
Accrued Liabilities                                   6,197,616       4,589,203
                                                   ------------    ------------
Total Current Liabilities                            18,732,496      15,997,835

Long-Term Obligations - Less Current Maturities      41,817,482      41,053,030

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
    Authorized 500,000 Shares - None Outstanding
Common Stock - $.10 Par Value;
    Authorized 5,000,000 Shares,
    Issued and Outstanding 2,546,778 Shares
    At 10/30/05 and 2,507,328 Shares at 10/31/04        254,677         250,732
Additional Paid-In Capital                              678,225         319,404
Accumulated Other Comprehensive Loss                                   (203,406)
Retained Earnings                                    12,374,405      13,689,490
                                                   ------------    ------------
Total Stockholders' Equity                           13,307,307      14,056,220
                                                   ------------    ------------
Total                                              $ 73,857,285    $ 71,107,085
                                                   ============    ============

                         MAX & ERMA'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  Twelve Weeks       Thirteen        Fifty-Two       Fifty-Three
                                     Ended         Weeks Ended      Weeks Ended      Weeks Ended
                                  October 30,      October 31,      October 30,       October 31,
                                     2005             2004             2005              2004
                                 -------------    -------------    -------------    -------------
REVENUES:                        $  40,596,793    $  45,564,695    $ 183,705,077    $ 182,958,795

COSTS AND EXPENSES:
Costs of Goods Sold                 10,373,525       11,852,203       46,868,766       47,134,328
Payroll and Benefits                13,265,547       15,219,613       59,315,489       59,870,241
Other Operating Expenses            13,848,434       14,798,165       61,074,546       58,028,046
Pre-Opening Expenses                    94,023          190,667          391,789          602,677
Impairment of Assets                        --               --        1,450,000               --
Administrative Expenses              3,176,990        3,632,554       14,744,764       14,189,562
                                 -------------    -------------    -------------    -------------
Total Operating Expenses            40,758,519       45,693,202      183,845,354      179,824,854
                                 -------------    -------------    -------------    -------------
Operating Income (Loss)               (161,726)        (128,507)        (140,277)       3,133,941
Interest Expense                       622,786          568,814        2,431,305        2,154,254
Minority Interest in Income
    of Affiliated Partnerships              --               --           38,503           19,252
                                 -------------    -------------    -------------    -------------

INCOME (LOSS) BEFORE
    INCOME TAXES                      (784,510)        (697,325)      (2,610,085)         960,435
INCOME TAXES (CREDIT)                 (705,000)        (477,000)      (1,295,000)        (137,000)
                                 -------------    -------------    -------------    -------------
NET INCOME (LOSS)                $     (79,510)   $    (220,321)   $  (1,315,085)   $   1,091,435
                                 =============    =============    =============    =============

NET INCOME
    (LOSS) PER SHARE
    Basic                        $       (0.03)   $       (0.09)   $       (0.52)   $        0.45
                                 =============    =============    =============    =============
    Diluted                      $       (0.03)   $       (0.09)   $       (0.52)   $        0.42
                                 =============    =============    =============    =============

SHARES OUTSTANDING:
    Basic                            2,546,778        2,472,664        2,537,277        2,459,767
                                 =============    =============    =============    =============
    Diluted                          2,546,778        2,472,664        2,537,277        2,583,762
                                 =============    =============    =============    =============